Exhibit 4

LEFTHAND NETWORKS, INC.

SECOND AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

ARTICLE I
INTRODUCTION

        1.1        Amendment of Plan. This Second Amended and Restated 2000 Equity Incentive Plan amends and restates the 2000 Equity Incentive Plan originally adopted on October 20, 2000, and subsequently amended and restated on February 20, 2003, by LeftHand Networks, Inc., a Delaware based corporation.

        1.2        Establishment. The Company hereby establishes this Plan for certain key employees of the Company and certain directors and consultants to the Company. The Plan permits the grant of incentive stock options within the meaning of Code § 422, non-qualified stock options, restricted stock awards, stock appreciation rights, stock bonuses, stock units and other stock grants to certain key employees of the Company and to certain directors and consultants to the Company.

        1.3        Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company’s shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees, directors, and consultants.

ARTICLE II
DEFINITIONS

        2.1        “Affiliated Corporation” means any corporation or other entity that is affiliated with the Plan Sponsor through stock ownership or otherwise and is designated as an “Affiliated Corporation” by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an “Affiliated Corporation” means any parent or subsidiary of the Plan Sponsor as defined in Code § 424.

        2.2        “Award” means an Option, a Restricted Stock Award, a Stock Appreciation Right, a Stock Unit, or Stock Bonus issued under the Plan.

        2.3        “Board” means the Board of Directors of the Plan Sponsor.

        2.4        “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

        2.5        “Company” means the Plan Sponsor and the Affiliated Corporations.

        2.6        “Disabled” or “Disability” shall have the meaning given to such terms in Code § 22(e)(3).

        2.7        “Effective Date” means the effective date of the Plan which is October 20, 2000; however, the adoption of those provisions of the Plan by the Board of Directors which relate to the grant of Incentive Options are subject to approval and ratification by the shareholders of the Plan Sponsor within 12 months of the effective date. Incentive Options granted under the Plan prior to the approval of the Plan by the shareholders of the Plan Sponsor shall be subject to approval of the Plan by the shareholders of the Plan Sponsor.

        2.8        “Eligible Employees” means those key employees (including, without limitation, officers and directors who are also employees) of the Company, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Code § 3401.

        2.9        “Eligible Individuals” means those consultants to the Company and directors of the Company who are determined by the Plan Administrator to be individuals whose services are important to the Company.

        2.10      “Fair Market Value” means the average of the mean between the bid and the asked prices of the Stock or the closing price, as applicable, on the NASDAQ National Market System, the principal stock exchange or other market on which the Stock is traded, over the five consecutive trading days ending on a particular date or by such other method as the Plan Administrator may specify at the time an Award is granted. If the price of the Stock is not reported on any securities exchange or national market system, the Fair Market Value of the Stock on a particular date shall be as determined by the Plan Administrator in good faith by applying any reasonable valuation method. If, upon exercise of an Option, the exercise price is paid by a broker’s transaction, Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

        2.11      “Incentive Option” means an Option designated as an incentive stock option and granted in accordance with Code § 422.

        2.12      “Initial Public Offering” means the consummation of an underwritten public offering of shares of common stock of the Plan Sponsor pursuant to the Securities Act of 1933, as amended.

        2.13      “Non-Qualified Option” means any Option other than an Incentive Option.

        2.14      “Option” means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

        2.15      “Option Agreement” shall have the meaning given to it in Section 4.3.

        2.16      “Option Holder” means a Participant who has been granted one or more Options under the Plan.

        2.17      “Option Price” means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with Subsection 4.3(b).

        2.18      “Participant” means an Eligible Employee or Eligible Individual designated by the Plan Administrator during the term of the Plan to receive one or more Options under the Plan.

        2.19      “Plan” means the Amended and Restated 2000 Equity Incentive Plan.

        2.20      “Plan Administrator” means the Board or a committee established under Article X of the Plan that is empowered to take actions with respect to the administration of the Plan.

        2.21      “Plan Sponsor” means LeftHand Networks, Inc. and any successor thereto.

        2.22      “Restricted Stock Award” means an award of Stock granted to a Participant that is subject to certain restrictions.

        2.23      “Section” or “Subsection” means a reference to a section or subsection of the Plan, unless another reference specifically applies.

        2.24      “Share” means a share of Stock.

        2.25      “Stock” means the common stock of the Plan Sponsor.

        2.26      “Stock Appreciation Right” means the right, granted by the Plan Administrator pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a Share of Stock subsequent to the grant of such Award.

        2.27      “Stock Bonus” means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals.

        2.28      “Stock Unit” means a measurement component equal to the Fair Market Value of one share of Stock on the date for which a determination is made pursuant to the provisions of this Plan.

        2.29      “Termination Event” means (i)  any transaction or series of related transactions (including, without limitation, any reorganization, merger, or consolidation) that will result in the holders of the outstanding voting equity securities of the Plan Sponsor immediately prior to such transaction holding less than a majority of the voting equity securities of the surviving entity immediately following such a transaction, (ii) the sale or transfer of all or substantially all of the assets of the Plan Sponsor, or (iii) the dissolution or liquidation of the Plan Sponsor.

ARTICLE III
PARTICIPATION

        Participants in the Plan shall be those Eligible Employees who, in the judgment of the Plan Administrator, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Individuals shall be selected from those non-employee consultants to the Company and directors of the Company who are performing services important to the operation and growth of the Company. Participants may be granted from time to time one or more Awards.

ARTICLE IV
OPTIONS

        4.1        Grant of Options. A Participant may be granted one or more Options. Options shall be granted as of the date specified in the Option Agreement. The Plan Administrator in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option. Only Non-Qualified Options may be granted to Eligible Individuals. The Plan Administrator may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified. In no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. The grant of each Option shall be separately approved by the Plan Administrator, and the receipt of one Option shall not result in automatic receipt of any other Option. Upon determination by the Plan Administrator to grant an Option to a Participant, the Plan Administrator shall enter into a Option Agreement with the Participant.

         4.2        Restrictions on Incentive Options.

                   (a)        Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

                   (b)        Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of the Plan Sponsor shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

        4.3      Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an “Option Agreement”). An Option Agreement shall be issued by the Plan Sponsor in the name of the Participant to whom the Option is granted (the “Option Holder”) and in such form as may be approved by the Plan Administrator. The Option Agreement shall incorporate and conform to the conditions in the Plan as well as any other terms and conditions that are not inconsistent as the Plan Administrator may consider appropriate. In the event of any inconsistency between the provisions of the Plan and any Option Agreement, the provisions of the Plan shall govern.

                   (a)        Number of Shares. Each Option Agreement shall state that it covers a specified number of shares of Stock, as determined by the Plan Administrator.

                   (b)        Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Plan Administrator and set forth in the Option Agreement. The price of an Incentive Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Incentive Option is granted.

                   (c)        Duration of Options. Each Option Agreement shall state the period of time, determined by the Plan Administrator, within which the Option may be exercised by the Option Holder (the “Option Period”). The Option Period must end not more than ten years from the date the Option is granted.

                   (d)        Restrictions on Exercise. The Option Agreement shall also set forth any restrictions on Option exercise during the Option Period, if any, as may be determined by the Plan Administrator. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Plan Administrator.

                   (e)        Termination of Services, Death, or Disability. The Plan Administrator may specify the period, if any, after which an Option may be exercised following termination of the Option Holder’s services in the Option Agreement. If the Option Agreement does not specify the period of time following termination of service during which Options may be exercised, the time periods in this Subsection shall apply.

                              (i)        Termination for Cause. If the services of the Option Holder are terminated within the Option Period for “cause”, as determined by the Company, the Option shall thereafter be void for all purposes. “Cause” shall have the meaning assigned to it by the Option Holder’s employment agreement, if the Company has entered into an employment agreement with the Option Holder; otherwise “cause” shall mean:

                                         (A)        Fraud, theft, misappropriation or embezzlement of the Company’s funds;

                                         (B)        Any conduct by the Option Holder that constitutes moral turpitude, or that would tend to bring public disrespect, contempt, or ridicule upon the Company;

                                         (C)        A deliberate or serious violation of any law which violation may reflect adversely upon the Company;

                                         (D)        A deliberate or serious violation by the Option Holder of his or her duties or a refusal or unwillingness to perform such duties in good faith and to the best of the Option Holder’s abilities not remedied after thirty (30) days’ written notice thereof from the Company;

                                         (E)        The unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company;

                                         (F)        A violation by the Option Holder of any of the other terms and conditions of a written employment agreement with the Company not remedied after thirty (30) days’ written notice thereof from the Company; and

                                         (G)        Illegal possession or use of any controlled substance.

                            (ii)        Disability. If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within six months following the Option Holder’s termination of services on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. The Option may be exercised only with respect to the shares which had become exercisable on or before the date of the Option Holder’s termination of services because of Disability.

                           (iii)        Death. If the Option Holder dies during the Option Period while still performing services for the Company or within the six month period referred to in (ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder’s will or by the laws of descent and distribution within six months following the Option Holder’s death, (provided that such exercise must occur within the Option Period), but not thereafter. The Option may be exercised only with respect to the shares as to which the Option had become exercisable on or before the date of the Option Holder’s death.

                          (iv)        Termination for Reasons Other than Cause, Disability or Death. If the Option Holder is no longer employed by the Company or performing services for the Company for any reason other than Cause, Disability or the Option Holder’s death, the Option may be exercised by the Option Holder within three months following the date of termination (provided that the exercise must occur within the Option Period), but not thereafter. The Option may be exercised only as to the shares with respect o which the Option had become exercisable on or before the date of termination of services.

        4.4        Transferability.

                    (a)        General Rule:  No Lifetime Transfers. An Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. An Option shall be exercisable during the Option Holder’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Option Holder’s guardian or legal representative shall have all of the rights of the Option Holder under this Plan.

                    (b)        InterVivos Transfer to Certain Family Members. The Plan Administrator may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder’s immediate family, a trust of which members of the Option Holder’s immediate family are the only beneficiaries, or a partnership of which members of the Option Holder’s immediate family or trusts for the sole benefit of the Option Holder’s immediate family are the only partners (the “InterVivos Transferee”). Immediate family means the Option Holder’s spouse, issue (by birth or adoption), parents, grandparents, siblings (including half brothers and sisters and adopted siblings) and nieces and nephews. No transfer shall be effective unless the Option Holder shall have notified the Company of the transfer in writing and has furnished a copy of the documents that effect the transfer to the Company. The InterVivos Transferee shall be subject to all of the terms of this Plan and the Option, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised. The Plan Administrator may require the Option Holder and the InterVivos Transferee to enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of required tax withholding with respect to the exercise of the transferred Option and the satisfaction of any Stock retention requirements applicable to the Option Holder, together with such other terms and conditions as may be specified by the Plan Administrator. Except to the extent provided otherwise in such agreement, the InterVivos Transferee shall have all of the rights and obligations of the Option Holder under this Plan; provided that the InterVivos Transferee shall not have any Stock withheld to pay withholding taxes pursuant to Section 4.8 unless the agreement referred to in the preceding sentence specifically provides otherwise.

                   (c)        No Transfer of Incentive Options. During the Option Holder’s lifetime the Option Holder may not transfer an Incentive Option under any circumstances.

                   (d)        No Assignment. Except as set forth above in subsection 4.4(b), no right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above.

        4.5        Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Plan Sponsor of (1) written notice specifying the number of Shares with respect to which such Option is exercised (2) payment in full of the exercise price and any liability the Company may have for withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option, (3) representation meeting the requirements of Section 13.1 if requested by the Plan Sponsor, and (4) a shareholders agreement meeting the requirements of Section 13.4 if requested by the Plan Sponsor. The purchase of such Shares shall take place at the principal offices of the Plan Sponsor within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full. If the Option Price is paid by means of a broker’s loan transaction, in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker’s loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by the Plan Sponsor regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to the Option Holder upon payment. If Options on less than all shares evidenced by an Option Agreement are exercised, the Plan Sponsor shall deliver a new Option Agreement evidencing the Option on the remaining shares upon delivery of the Option Agreement for the Option being exercised.

        4.6        Payment of the Exercise Price. The exercise price shall be paid by any of the following methods or any combination of the following methods, or by any other method, approved by the Plan Administrator in its discretion upon the request of the Option Holder:

                   (a)        in cash.

                   (b)        by certified check, cashier’s check or other check acceptable to the Plan Sponsor, payable to the order of the Plan Sponsor.

                   (c)        by delivery to the Plan Sponsor of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Plan Sponsor. No Option may be exercised by delivery to the Plan Sponsor of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months. The Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option under the Plan shall be the Fair Market Value as of the exercise date. The exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price.

                   (d)        by delivery to the Plan Sponsor of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Plan Sponsor promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

        4.7        Withholding Requirement. The Plan Sponsor’s obligations to deliver shares of Stock upon the exercise of any Option shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.

                   (a)        Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Code §§ 3102 and 3402 and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option.

                   (b)        Incentive Options. If an Option Holder makes a disposition (as defined in Code § 424(c)) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company’s principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Code §§ 3102 and 3402 and applicable state income tax laws.

        4.8        Withholding With Stock. The Plan Administrator may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Plan Sponsor, or to have the Plan Sponsor withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Plan Administrator. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

                   (a)        All elections must be made prior to the Tax Date.

                   (b)        All elections shall be irrevocable.

                   (c)        If the Participant is an officer or director of the Plan Sponsor within the meaning of Section 16 of the 1934 Act (“Section 16”), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

        4.9        Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in the Plan.

ARTICLE V
CORPORATE REORGANIZATION; CHANGE IN CONTROL

        5.1        Reorganization.   Upon the occurrence of any Termination Event, one of the following shall occur:

                   (a)        in the case of the events described in clauses (i) or (ii) of Section 2.29, the Plan Sponsor, or the successor or purchaser, as the case may be, may make adequate provision for:

                               (i)        the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares); or

                               (ii)        in the case of Awards other than Options, the Plan Sponsor, or the successor or purchaser, as the case may be, shall make adequate provision for the adjustment of the outstanding Awards so that such Awards shall entitle the Participant to receive the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable with respect to such Award immediately prior to such merger, consolidation, other reorganization, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares).

                  (b)        if adequate provision is not made for the assumption or substitution of Options or the adjustment of other Awards as described in subsection 5.1(a), the Plan Sponsor shall give each Option Holder and Participant prior written notice of the Termination Event as described in Section 5.2 and Options shall be accelerated and the restrictions with respect to other Awards shall lapse as described in Section 5.3. On the date of the Termination Event, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, and other Awards then outstanding shall be treated as described in Section 5.3, without the necessity for any additional notice or other action by the Board or the Plan Sponsor.

        5.2        Required Notice.   The Plan Sponsor shall give each Option Holder and Participant at least 10 days’ prior written notice of any Termination Event unless adequate provision is made for the assumption or substitution or Options or the adjustment of other Awards as described in subsection 5.1(a). Such notice shall be deemed to have been given when delivered personally to a Participant or when mailed to a Participant by registered or certified mail, postage prepaid, at such Participant’s address last known to the Plan Sponsor.

        5.3        Acceleration of Exercisability and Lapse of Restrictions.

                    (a)        Acceleration of Exercisability. Upon the giving of notice in accordance with Section 5.2, Option Holders may exercise all of their outstanding Options (whether or not then exercisable) at any time before the occurrence of the Termination Event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied. Any Options that are not assumed or substituted under Section 5.1 that have not been exercised prior to the Termination Event shall automatically terminate upon the occurrence of such event. Any Options that are assumed or substituted pursuant to Section 5.1 shall continue to become exercisable in accordance with the schedule set forth in the Option Certificate and the acceleration of exercisability described in this Section 5.3(a) shall not apply to any such Options.

                    (b)        Lapse of Restrictions. Upon the giving of notice in accordance with Section 5.2, all restrictions with respect to Restricted Stock and other Awards shall lapse immediately (subject to occurrence of the event).

        5.4        Change in Control. The Plan Administrator may elect to make any provision with respect to any or all Options granted hereunder to take effect upon a change in control of the Plan Sponsor (as defined by the Plan Administrator from time to time). Any such provisions shall be set forth in the Option Agreement. Such provisions need not be included in all Option Agreements and, where included, need not be identical.

        5.5        Limitation on Payments. If the provisions of this Article V would result in the receipt by any Participant of a payment within the meaning of Section 280G of the Code and the regulations promulgated thereunder and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Plan Sponsor, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 of the Code, then the amount of such payment may, in the Plan Administrator’s sole discretion, be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; except as may otherwise be provided in an agreement between the Plan Sponsor and a Participant, the Plan Sponsor shall not provide a gross-up with respect to any such excise tax that may be imposed on the Participant.

        5.6        Successive Termination Events. The provisions of this Article V shall similarly apply to successive mergers, consolidations, reorganizations, sales or conveyances.

ARTICLE VI
RESTRICTED STOCK AWARDS

        6.1        Grant of Restricted Stock Awards. The Plan Administrator may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Plan Administrator.

        6.2        Restrictions. A Participant’s right to retain a Restricted Stock Award granted to the Participant under this Article shall be subject to such restrictions, including but not limited to the Participant’s continuous employment by or performance of services for the Plan Sponsor for a restriction period specified by the Plan Administrator or the attainment of specified performance goals and objectives, as may be established by the Plan Administrator with respect to such Award. The Plan Administrator may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Plan Sponsor’s established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by the Participant shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Plan Sponsor. If a Participant’s employment or consulting services terminate for any other reason, any Restricted Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to the Plan Sponsor.

        6.3         Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by the Participant as a Restricted Stock Award under this Article upon the Participant’s becoming the holder of record of such Stock, except the Participant’s right to sell, encumber, or otherwise transfer such Stock.

        6.4        Enforcement of Restrictions. The Plan Administrator shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions of this Article and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions of this Article:

                  (a)        Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Plan Sponsor while the restrictions remain in effect; or

                  (b)        Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

ARTICLE VII
STOCK UNITS

        A Participant may be granted a number of Stock Units determined by the Plan Administrator. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Plan Administrator.

ARTICLE VIII
STOCK APPRECIATION RIGHTS

        8.1        Persons Eligible. The Plan Administrator, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees or Eligible Consultants.

        8.2        Terms of Grant. The Plan Administrator shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock Appreciation Right may be exercised and any other terms that shall apply to the Stock Appreciation Right.

        8.3        Exercise. A Stock Appreciation Right shall entitle a Participant to receive a number of shares of Stock (without any payment to the Plan Sponsor, except for applicable withholding taxes), cash, or Stock and cash, as determined by the Plan Administrator in accordance with Section 8.4. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Plan Administrator, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to the Plan Sponsor, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the Participant, the Plan Sponsor shall deliver to the Participant: (i) a certificate or certificates for Stock and/or (ii) a cash payment, in accordance with Section 8.4. The date the Plan Sponsor receives written notice of the Participant’s exercise of the Participant’s Stock Appreciation Right shall be the “exercise date.” The delivery of Stock or cash received pursuant to such exercise shall take place at the principal offices of the Plan Sponsor within 30 days following delivery of such notice.

        8.4        Number of Shares or Amount of Cash. Subject to the discretion of the Plan Administrator to substitute cash for Stock, or Stock for cash, the number of Shares that may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing: (a) the total number of Shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of one share of Stock on the exercise date exceeds the Fair Market Value of one Share of Stock on the date of grant of one Share of Stock Appreciation Right, by (b) the Fair Market Value of one Share of Stock on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Plan Administrator in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Stock on the exercise date for any or all of the Shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.

        8.5        Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights that were granted in tandem with such Stock Appreciation Rights and Options.

        8.6        Termination of Services. Upon the termination of the services of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of services, as are specified with respect to Options.

ARTICLE IX
STOCK BONUSES

        The Plan Administrator may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.

ARTICLE X
OTHER COMMON STOCK GRANTS

        From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

ARTICLE XI
PLAN ADMINISTRATION

        11.1        Board or Committee. The Plan shall be administered by the full Board or a committee appointed by and serving at the pleasure of the Board of Directors, consisting of not less than two Directors. The Board of Directors may from time to time remove members from or add members to any committee serving as Plan Administrator, and vacancies on any such committee, howsoever caused, shall be filled by the Board of Directors. Any such committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the “1934 Act”). Members of any such committee and any subcommittee or special committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

        11.2        Committee Meetings and Actions. If a committee is appointed to serve as Plan Administrator: (a) The committee shall hold meetings at such times and places as it may determine; and (b) majority of the members of the committee shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the committee shall be the acts of the committee and shall be final, binding and conclusive upon all persons, including the Plan Sponsor, its shareholders, and all persons having any interest in Options which may be or have been granted pursuant to the Plan.

        11.3        Powers of Plan Administrator. In accordance with the provisions of the Plan, the Plan Administrator shall, in its sole discretion, select the Participants from among the Eligible Employees and Eligible Individuals, determine the Awards to be made pursuant to the Plan, and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, and establish such other terms under the Plan as the Plan Administrator may deem necessary or desirable and consistent with the terms of the Plan. The Plan Administrator shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Plan Sponsor and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Plan Administrator shall have the full and exclusive right to grant and determine terms and conditions of all Options granted under the Plan. In granting Options, the Plan Administrator shall take into consideration the contribution the Option Holder has made or may make to the success of the Plan Sponsor or its subsidiaries and such other factors as the Plan Administrator shall determine. The Plan Administrator may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Plan Sponsor. The Plan Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Plan Administrator shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Plan Administrator pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

        11.4        Interpretation of Plan. The determination of the Plan Administrator as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Plan Sponsor, its shareholders, and all persons having any interest in Options which may be or have been granted pursuant to the Plan.

        11.5        Indemnification. Each person who is or shall have been a member of any committee serving as Plan Administrator or of the Board of Directors shall be indemnified and held harmless by the Plan Sponsor against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with the Plan Sponsor’s approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give the Plan Sponsor an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Plan Sponsor’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Plan Sponsor may have to indemnify them or hold them harmless.

ARTICLE XII
STOCK SUBJECT TO THE PLAN

        12.1        Number of Shares. Subject to adjustment from time to time as provided in this Article 11, the maximum number of shares of Stock that shall be available for issuance under the Plan shall be 42,197,788 Shares.

        Any shares of Stock available pursuant to Section 12.2 shall be added to the aggregate number of shares of Stock available for issuance in each calendar year under the Plan. The Stock may be either authorized and unissued shares or previously issued shares acquired by the Plan Sponsor. This authorization may be increased from time to time by approval of the Board and by the stockholders of the Plan Sponsor if, in the opinion of counsel for the Plan Sponsor, stockholder approval is required. Shares of Stock that may be issued upon exercise of Options under the Plan shall be applied to reduce the maximum number of shares remaining available for use under the Plan. The Plan Sponsor shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

        12.2        Unused Stock. Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised and any shares of Stock withheld for the payment of taxes or received by the Plan Sponsor as payment of the exercise price of an Option shall automatically become available for use under the Plan.

        12.3        Adjustments for Stock Splits and Stock Dividends. If the Plan Sponsor shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan and (ii) the Shares then included in each outstanding Award granted hereunder.

        12.4        Other Distributions and Changes in the Stock. If the Plan Sponsor distributes assets or securities of persons other than the Plan Sponsor (excluding cash or distributions referred to in Section 12.3) with respect to the Stock, or if the Plan Sponsor grants rights to subscribe pro rata for additional Shares or for any other securities of the Plan Sponsor to the holders of its Stock, or if there is any other change (except as described in Section 12.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock will be changed or for which it has been exchanged, and if the Plan Administrator in its discretion determines that the event equitably requires an adjustment in the number or kind of Shares subject to an Award, an adjustment in the Option Price or the taking of any other action by the Plan Administrator, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Award or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Plan Administrator and shall be effective for all purposes of the Plan and on each outstanding Award.

        12.5       General Adjustment Rules. No adjustment or substitution provided for in this Article shall require the Plan Sponsor to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Plan Administrator to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

        12.6        Determination by the Plan Administrator. Adjustments under this Article shall be made by the Plan Administrator, whose determinations shall be final and binding upon all parties.

ARTICLE XIII
GENERAL RESTRICTIONS

        13.1        Investment Representations. The Plan Sponsor may require any person to whom an Option is granted, as a condition of exercising the Option, to give written assurances in substance and form satisfactory to the Plan Sponsor and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Plan Sponsor deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

        13.2        Compliance with Securities Laws. Each Option grant shall be subject to the requirement that, if at any time counsel to the Plan Sponsor shall determine that the listing, registration or qualification of the shares subject to such Option grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Plan Administrator. Nothing herein shall be deemed to require the Plan Sponsor to apply for or to obtain such listing, registration or qualification.

        13.3        Changes in Accounting Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options shall occur which, in the sole judgment of the Plan Administrator, may have a material adverse effect on the reported earnings, assets or liabilities of the Plan Sponsor, the Plan Administrator shall have the right and power to modify as necessary, any then outstanding and unexercised Options as to which the applicable services or other restrictions have not been satisfied.

        13.4        Stock Restriction Agreement. Upon demand by the Plan Sponsor the Option Holder shall execute and deliver to the Plan Sponsor a Stock Restriction Agreement in such form as the Plan Sponsor may provide at the time of exercise of the Option. The Stock Restriction Agreement may include, without limitation, restrictions upon the Option Holder’s right to transfer shares, including the creation of an irrevocable right of first refusal in the Plan Sponsor and its designees, and provisions requiring the Option Holder to transfer the shares to the Plan Sponsor or the Plan Sponsor’s designees upon a termination of employment. Upon such demand, execution of the Stock Restriction Agreement by the Option Holder prior to the transfer or delivery of any shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares, unless such condition is expressly waived in writing by the Plan Sponsor.

ARTICLE XIV
REQUIREMENTS OF LAW

        14.1        Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

        14.2        Federal Securities Law Requirements. If a Participant is an officer or director of the Plan Sponsor within the meaning of Section 16 of the 1934 Act, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

        14.3       Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

ARTICLE XV
DURATION OF THE PLAN

        Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on January 1, 2011, and no Award shall be granted after such termination. Awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, in accordance with their terms.

ARTICLE XVI
PLAN AMENDMENT, MODIFICATION AND TERMINATION

        The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Plan Sponsor, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

        No amendment, modification or termination of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the consent of the Participant holding such Award.

ARTICLE XVII
MISCELLANEOUS

        17.1       Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

        17.2       No Right to Continued Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Plan Sponsor, or interfere in any way with the right of the Plan Sponsor, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Nothing in this Plan shall limit or impair the Plan Sponsor’s right to terminate the employment of any employee, to terminate the consulting services of any consultant, or to terminate the services of any director. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Plan Administrator at the time.

        17.3       Nontransferability. Except as provided otherwise at the time of grant or thereafter, no right or interest of any Participant in a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), or other Award (excluding Options) granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Participant’s rights and interests in Options, Restricted Stock Awards, other Awards shall, to the extent provided in Articles IV, VI, VII, VIII, IX, and X be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Plan Administrator, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Plan Administrator with evidence satisfactory to the Plan Administrator of such status.

        17.4       No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Plan Sponsor, and shall be only general creditors of the Plan Sponsor.

        17.5       Other Employee Benefits. The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the sale of shares received upon such exercise shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

        IN WITNESS WHEREOF, the Plan Sponsor has caused this Plan to be duly executed, effective as of the Effective Date.

LEFTHAND NETWORKS, INC.

By:  ______________________________
        William Chanbers, President and CEO

Date:  August 5, 2004

AMENDMENT NO. 1 TO THE

SECOND AMENDED AND RESTATED LEFTHAND NETWORKS, INC.
EQUITY INCENTIVE PLAN
ADOPTED AUGUST 5, 2404

RECITALS:

        1.        LeftHand Networks, Inc. a Delaware corporation (the “Company”), maintains the Second Amended and Restated LeftHand Networks, Inc. Equity Incentive Plan, adopted August 5, 2004, (the “Original Plan”) for the benefit of its eligible employees, officers, directors, advisors and independent contractors.

        2.        The Company desires to amend the Original Plan to increase the aggregate number of shares of the Company’s Common Stock which may be issued to participants under the Original Plan from 42,197,788 to 61,931,848.

        3.        Article XII of the Original Plan permits the board of directors of the Company to amend the Original Plan from time to time. Pursuant to that power, the Original Plan is hereby amended as set forth below.

AMENDMENT:

        1.        The first sentence of Section 12.1 of the Original Plan, is hereby amended and restated in its entirety to read as follows:

“Subject to adjustment from time to time as provided in this Article 12, the maximum number of shares of Stock that shall be available for issuance under the Plan shall be 61,931,848 Shares.”

        THIS AMENDMENT has been executed and is effective this 18th day of August, 2005.

LeftHand Networks, Inc.

By:
William Chanbers
President and Chief Executive Officer

AMENDMENT NO. 2 TO THE
SECOND AMENDED AND RESTATED LEFTHAND NETWORKS, INC.
EQUITY INCENTIVE PLAN
ADOPTED AUGUST 5, 2004

RECITALS:

        1.        LeftHand Networks, Inc. a Delaware corporation (the “Company”), maintains the Second Amended and Restated LeftHand Networks, Inc.Equity Incentive Nan, adopted August 5, 2004, and amended August 18, 2005 (the “Original Plan”) for the benefit of its eligible employees, officers, directors, advisors and independent contractors.

        2.        The Company desires to amend the Original Plan to increase the aggregate number of shares of the Company’s Common Stock which may be issued to participants under the Original Plan from 61,931,848 to 92,167,585.

        3.        Article XII of the Original Plan permits the board of directors of the Company to amend the Original Plan from time to time. Pursuant to that power, the Original Plan is hereby amended as set forth below.

AMENDMENT:

        1.        The first sentence of Section 12.1 of the Original Plan, is hereby amended and restated in its entirety to read. as follows:

“Subject to adjustment from time to time as provided in this Article 12, the maximum number of shares of Stock that shall be available for issuance under the Plan shall be 92,167,585 Shares.”

        THIS AMENDMENT has been executed and is effective this 31st day of January, 2007.

LeftHand Networks, Inc.

By:
William Chanbers
President and Chief Executive Officer

AMENDMENT NO. 3
TO THE
LEFTHAND NETWORKS, INC.
SECOND AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

        A.        Lefthand Networks, Inc., a Delaware corporation (the “Company”), maintains the Second Amended and Restated 2000 Equity Incentive Plan, as further amended effective August 18, 2005 and January 31, 2007 (the “Plan”) for the benefit of its eligible employees, directors and consultants.

        B.        The Company desires to amend the Plan to permit (i) payment of the option exercise price by delivery of a full recourse promissory note payable to the Company and (ii) share ownership to be recorded in book entry form in lieu of stock certificates.

        C.           Article XVI of the Plan permits the board of directors of the Company to amend the Plan from time to time. Pursuant to that power, the Plan is hereby amended as set forth below:

AMENDMENT

        1.        Section 4.6, “Payment of the Exercise Price,”is hereby amended to add the following new subsection 4.6(e) to read in its entirety as follows:

                   “(e)        subject to the requirements set forth herein, in whole or in part by delivery to the Plan Sponsor of a full-recourse promissory note executed by the Option Holder. The interest rate and other terms and conditions of the note shall be determined by the compensation committee of the Board (the “Committee”). The Committee may require that the Option Holder pledge shares of Stock to the Company for the purpose of securing payment of the note. Payment of the exercise price by promissory note hereunder shall only be offered to Option Holders who exercise one or more Options pursuant to the consummation of the merger contemplated in that Agreement and Plan of Merger, dated September 30, 2008, by and among the Company, Hewlett-Packard Company, a Delaware corporation (“HP”), Lakers Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of HP (“Sub”), and, with respect to Article VII and Article IX therein only, a Stockholder Representative. This offer to permit payment of the exercise price by promissory note is made on October 22, 2008, and shall be deemed rejected and rescinded with respect to each Option for which the offer has not been accepted in writing by the relevant Option Holder on or before a date reasonably established by the Committee, which date shall in no event be later than November 19, 2008.

        2.        A new Section 17.6, “Book Entry,” is hereby added to the Plan to read in its entirety as follows:

                   “17.5        Book Entry. Notwithstanding any other provision of this Plan to the contrary, the Company may deliver to the Participant evidence of book entry shares of Stock credited to the account of the Participant in lieu of a stock certificate.”

        THIS AMENDMENT has been executed on the date set forth below to be effective on October 22, 2008.

LeftHand Networks, Inc.

By:
William Chanbers
President and Chief Executive Officer
Date:	October 22, 2008

[Signature page to Amendment No. 3 to the LeftHand Networks, Inc.
Second Amended and Restated 2000 Equity Incentive Plan]